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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS


         We consent to the use of our report incorporated herein by reference and to the reference to our firm under the caption "Experts" in the prospectus. Our report refers to a change in the accounting for the impairment of long-lived assets and for long-lived assets to be disposed of.


                                          KPMG Peat Marwick LLP


Orange County, California
March 18, 1997